                                CODE OF ETHICS OF
                         SKYLINE ASSET MANAGEMENT, L.P.
                                AND SKYLINE FUNDS

                          (EFFECTIVE FEBRUARY 29, 2000)


I.   STATEMENT OF POLICY
     -------------------

     This Code of Ethics ("Code") is being adopted under Rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"). In general, Rule 17j-1 imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written Codes of Ethics covering the securities activities of certain of their directors, officers and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of registered investment company clients not intentionally use information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such client.

     This Code is intended to cover all Access Persons and the Independent Trustees (as these and other capitalized terms are defined in Section II of this Code). All Access Persons and Independent Trustees are subject to and bound by the terms of this Code.

     It is not the intention of this Code to prohibit personal securities transactions by Access Persons or Independent Trustees, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's and Skyline Funds' policy regarding conduct in those situations in which conflicts are most likely to develop.

GENERAL PRINCIPLES

     Every Access Person and Independent Trustee should keep the following general fiduciary principles in mind in discharging his or her obligations under the Code. Each Access Person and Independent Trustee shall:

     a. at all times, place the interests of Investment Advisory Clients before his or her personal interests;

     b. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     c. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.


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INVESTMENT COMPANY ACT PROHIBITIONS
-----------------------------------

     The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by Skyline Funds to:

     a.   employ any device, scheme, or artifice to defraud Skyline Funds;

     b. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead Skyline Funds regarding a material fact;

     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Skyline Funds; or

     d.   engage in any manipulative practice with respect to Skyline Funds.

     The restrictions on personal securities transactions contained in this Code are intended to help the Adviser monitor for compliance with these prohibitions.

II.      DEFINITIONS
         -----------

     a. "ACCESS PERSON" shall mean all full-time principals, employees and officers of the Adviser or Skyline Funds or Additional Advisory Persons and any temporary or part-time employees of the Adviser or Skyline Funds or Additional Advisory Persons who are designated as Access Persons by the Designated Officer.

     b. "ADDITIONAL ADVISORY PERSON" shall mean any employee of the Adviser, Skyline Funds or any company in a Control relationship with the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Adviser or whose functions relate to making of any recommendations with respect to such purchases or sales, or any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to the Adviser with respect to the purchase or sale of a Security.

     c. "ADVISER" shall mean Skyline Asset Management, L.P., a Delaware limited partnership.

     d. "ALTERNATE DESIGNATED OFFICER" shall mean the President of the Adviser or an officer of the Adviser other than the Designated Officer.

     e. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix A hereto.


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     f.   "CODE" shall mean this Code of Ethics.

     g. A Security is being "CONSIDERED FOR PURCHASE OR SALE" when the Adviser has formally undertaken a project to report on a specific Security or to prepare a draft or final report on such Security.

     h. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

     i. "DESIGNATED OFFICER" shall mean the Chief Operating Officer of the Adviser or such other person designated by the Adviser, who shall be responsible for management of the Adviser's program of compliance with the Code of Ethics.

     j. "INDEPENDENT TRUSTEE" shall mean those trustees of Skyline Funds who are not "interested persons" of Skyline Funds within the meaning of the 1940 Act.

     k. "INVESTMENT ADVISORY CLIENT" shall mean any Investment Company managed, advised and/or subadvised by the Adviser and any other client or account which is advised by the Adviser as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

     l.   "INVESTMENT COMPANY" shall have the same meaning as set forth in
Section 3 of the Investment Company Act of 1940, as amended.

     m. "INVESTMENT COMPANY CLIENT" shall mean any registered investment company managed, advised and/or subadvised by the Adviser.

     n.   "1940 ACT" means the Investment Company Act of 1940, as amended.

     o. "PORTFOLIO MANAGER" shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client.

     p. A "PURCHASE" or "SALE" of a Security includes, among other things, the writing of an option to purchase or sell a Security.

     q. "SECURITY" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities, including bonds and options, warrants and other rights to purchase securities) except that it shall not include (i) securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act), (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) repurchase agreements, and (vi) shares of registered open-end investment companies.


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III.     RESTRICTIONS
         ------------

         A.    BLACKOUT PERIODS
               ----------------

               (i) No Independent Trustee shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known (a) that any Investment Advisory Client has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn or (b) that such Security is being considered for purchase or sale on behalf of any Investment Advisory Client.

               (ii) No Access Person shall purchase or sell, directly or
                    indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after any Investment Advisory Client trades (or has traded) in that Security, except that Access Persons shall be permitted to purchase or sell such Securities if all of the following conditions are met: (a) the Adviser's trader has certified to the Designated Officer or the Alternate Designated Officer, if the Designated Officer wishes to purchase or sell such Securities, that all purchase or sale transactions of the Investment Company Client have been completed for that day; (b) the Portfolio Manager of that Investment Company Client has certified to the Designated Officer or Alternate Designated Officer that the Access Person's purchase or sale transaction is not likely to have an adverse impact on the Investment Company Client, including the Investment Company Client's ability to purchase or sell such Securities in the future; (c) the Access Person otherwise complies with the Compliance Procedures set forth in Section V. of this Code; and (d) the Access Person is able to complete the purchase or sale transaction of such Securities on the same date as permission is granted by the Designated Officer or Alternate Designated Officer.

         B.   INITIAL PUBLIC OFFERINGS

                  No Access Person shall acquire direct or indirect beneficial ownership of any Security in an initial public offering.

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         C.       PRIVATE PLACEMENTS
                  ------------------

                  With regard to private placements:

                  (i) Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction shall obtain express prior written approval from the Designated Officer or, if the Designated Officer is contemplating such an acquisition, the Alternate Designated Officer for any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with an Investment Advisory Client); and

                  (ii) If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction, such Access Person shall disclose such personal investment to the Designated Officer or, if the Designated Officer shall have acquired such ownership, the Alternative Designated Officer prior to each subsequent recommendation to any Investment Advisory Client for which he acts in a capacity as an Access Person, for investment in that issuer.

                  (iii) If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

         D.    SHORT-TERM TRADING PROFITS
               --------------------------

               No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or "equivalent") Securities of which such Access Person has, or by reason of such transactions acquired, direct or indirect beneficial ownership, within 60 calendar days, except to the extent that the transaction has been pre-cleared in accordance with the procedures set forth in
               Article V of this Code, with consideration given to all relevant circumstances, including the frequency with which the Access Person engages in similar transactions moments. Any profit so realized without prior approval shall be disgorged as directed by the Designated Officer or, if any profit is so realized by the Designated Officer, the Alternate Designated Officer. For purposes of this paragraph (d) the term "equivalent" shall mean, with respect to another Security (the "subject


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               Security"), any Security of the same class as the subject
               Security, as well as any option (including puts and calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject Security.

          E.   GIFTS
               -----

               No Access Person or a member of his or her family shall seek or accept gifts, favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or other supplier of goods and services to the Adviser or its Investment Advisory Clients, or from any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of the Adviser's Investment Advisory Clients. The foregoing sentence shall not prohibit any benefit or direct or indirect compensation to the Access Person from any entity under common Control with the Adviser for bona fide services rendered as an officer, director or employee of such person. This prohibition shall not apply to
               (i) gifts of small value, usually in the nature of reminder advertising, such as pens, calendars, etc., which in the aggregate do not exceed $100 in value in any one calendar year, and (ii) a reasonable level of participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes.

          F.   RECEIPT OF BROKERAGE DISCOUNTS. ETC.
               ------------------------------------

               No Access Person shall, with respect to an amount in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer which is not made generally available to all other customers and clients of such broker or dealer.

         G.    SERVICE AS A DIRECTOR
               ---------------------

               (i) No Access Person shall serve on a board of directors of a publicly traded company without prior authorization from the Chief Executive Officer, based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients and their respective shareholders.

               (ii) If board service of an Access Person is authorized, such
                    Access Person shall be isolated from investment decisions with respect to the company of which he or she is a director through procedures approved by the Designated Officer.


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         H.    REQUIRED DISCLOSURE BY PERSONS MAKING RECOMMENDATIONS.
               ------------------------------------------------------

               No Access Person shall recommend any Security for purchase or sale by an Investment Advisory Client without having disclosed to the Investment Advisory Client in a memorandum accompanying said recommendation any purchase or sale within the preceding six months of shares of that class of Security (or any class of Securities of the same issuer) in which the Access Person had a direct or indirect beneficial ownership and, if such Access Person has beneficial ownership of 0.5% or more of that class of Security (or any other class of Securities of that issuer), the extent of such beneficial ownership.

         I.    OUTSIDE INVESTMENT ADVISORY SERVICES.
               -------------------------------------

               No Access Person may render investment advisory services to any person or entity not (i) a client of the Adviser, or (ii) a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining the permission of the Designated Officer or, if the Designated Officer is seeking to render such services, the Alternate Designated Officer. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Adviser or its general partner with respect to competitive activities.

         J.    NONPUBLIC MATERIAL INFORMATION.
               -------------------------------

               No Access Person or Independent Trustee shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of the Adviser or its Investment Advisory Clients. Nonpublic material information is material information not generally available to the public. No Access Person or Independent Trustee should solicit from any issuer of Securities any such nonpublic material information. Any Access Person or Independent Trustee inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client of the Adviser should notify immediately the Designated Officer of, if the Designated Officer receives such nonpublic information, the Alternate Designated Officer.

         K.    TRANSACTIONS WITH INVESTMENT ADVISORY CLIENTS.
               ----------------------------------------------

               No Access Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which such Investment Advisory Client is the issuer and no Independent Trustee shall knowingly


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               sell to or purchase from a portfolio of Skyline Funds any
               Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which Skyline Funds is the issuer.

IV.      EXEMPTIONS
         ----------

         The restrictions of Article III (a)-(d) of this Code shall not apply to the following:

          a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          b. Purchases or sales of Securities which are not eligible for purchase or sale by Investment Advisory Clients of the Adviser;

          c. Purchases or sales which are non-volitional on the part of either the Access Person or Independent Trustee or the Investment Advisory Clients of the Adviser;

          d. Purchases which are part of an automatic dividend reinvestment plan;

          e. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          f. Purchases or sales of instruments that are not within the definition of a "Security" as set forth in Article I of this Code; and

          g. Purchases or sales other than those exempted in (a) through (f) of this Article IV that have been authorized in writing by the Designated Officer or, if such purchase or sale is made by the Designated Officer, the Alternate Designated Officer following a specific determination that the transaction is consistent with the statement of General Principles embodied in Article I of this Code.

V.       COMPLIANCE PROCEDURES
         ---------------------

         A.       PRECLEARANCE
                  ------------

                  (i) An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a Security except as provided herein unless:

                           (a) such purchase or sale has been approved by the Designated Officer, or if the Designated Officer seeks to acquire or dispose of beneficial ownership of a Security, such


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                                    purchase or sale has been approved by the
                                    Alternate Designated Officer;

                           (b) the approved transaction is completed within five business days of the time approval is received; and

                           (c) the Designated Officer or the Alternate Designated Officer has not rescinded such approval prior to execution of the transaction.

                  (ii) All requests for preclearance must be set forth in writing on the standard Personal Trading Request and Authorization form.

                  (iii) The Adviser shall cause to be maintained such "restricted lists" or other documents or devices as shall be necessary and appropriate to facilitate the preclearance process.

                  (iv) In reviewing transactions, the Designated Officer and the Alternate Designated Officer shall take into account the exemptions allowed under Article IV.

         B.       DISCLOSURE REQUIREMENTS
                  -----------------------

                  (i) All Access Persons shall disclose all personal Securities holdings upon the adoption of this Code, no later than ten days after commencement of employment, and thereafter on an annual basis. Annual reports shall be delivered to the Designated Officer no later than January 30 of the following year. The initial holdings and annual holdings reports shall contain the following information:

                           - title, interest rate and maturity date (if applicable), number of shares and the principal amount of each Security held beneficially;

                           - the name of any broker, dealer or bank with or through which the investment person maintains an account; and

                           -    the date the report is submitted.

                  (ii) All Access Persons shall direct their brokers to supply the Designated Officer on a timely basis, duplicate copies of confirmations of all transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership of such Security, and of periodic statements for all Securities accounts.


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         C.       QUARTERLY REPORTING
                  -------------------

                  (i)      (a)  Every Access Person shall make a report in
                                writing to the Designated Officer not later than 10 days after the end of each calendar quarter. This report shall set forth the information described in Paragraph V.b(ii) hereof with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security. When no transactions have been effected, such report shall represent that no transactions subject to reporting requirements were effected. After receipt of such quarterly reports, the Designated Officer shall give a report to the Chief Executive Officer certifying that he has received the quarterly reports from all Access Persons.

                           (b) Every Independent Trustee shall make a report in writing to the Designated Officer not later than 15 days after effecting a purchase or sale of a security as described herein. This report shall set forth the information described in Paragraph V.b(ii) hereof with respect to transactions in any Security that the Independent Trustee at the time of the transaction knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, was as of the date of the transaction (or within 15 days before or after such date) purchased or sold or considered for purchase or sale on behalf of any Investment Advisory Client.

                  (ii) Every report by an Access Person or Independent Trustee required by Paragraph (i) above shall contain the following information:

                                (a) The date of each transaction, the title, interest rate and maturity date, the number of shares and the principal amount of each Security involved, as applicable;

                                (b) The nature of each transaction (i.e., purchase, sale, gift, or any other type of acquisition or disposition);

                                (c) The price at which each transaction was effected;

                                (d) The name of the broker, dealer or bank with or through whom each transaction was effected; and

                                (e)     The date the report is submitted.


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                           Any such report may contain a statement that the
                           report shall not be construed as an admission by the Access Person or Independent Trustee making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

                           In addition, for each account established during the month in which Securities are held for the benefit of an Access Person, the quarterly report shall include:

                                (a) the name of the broker, dealer or bank with whom the account was established;

                                (b)     the date the account was established;
                                        and

                                (c)     the date the report is submitted.

                           An Access Person will be deemed to have satisfied the quarterly reporting requirement, and is not required to file a quarterly report of any transactions:

                                (1) executed through the Adviser's trading desk, for which the trading department will provide to the Adviser's compliance department information about transactions; or

                                (2)     executed through brokerage or other
                                        accounts identified to the Adviser and
                                        for which duplicate monthly account
                                        statements showing all transactions are
                                        delivered to the Adviser.

                             Any personal Securities transaction of an Access Person or Independent Trustee which for any reason does not appear in the trading or brokerage records described above shall be reported as required by Section V.b(ii) of this Code. Reports of personal Securities transactions may be in any form (including copies of confirmations or monthly statements) but must include the information required by this section.

                  (iii) The Designated Officer shall review or supervise the review of the personal Securities transactions reported pursuant to this Article V, except the personal Securities transactions reported by the Designated Officer, which shall be reviewed by the Alternate Designated Officer. As part of that review, each such reported Securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an


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


                             opportunity to supply additional explanatory material. If the Designated Officer or the Alternate Designated Officer determines that a material violation of this Code has or may have occurred, he shall submit his written determination, together with the transaction report and any additional explanatory material provided by the individual, to the Chief Executive Officer (or, if the purported violation occurred with respect to the Chief Executive Officer, then to another Principal of the Adviser), who shall make an independent determination of whether a material violation has occurred. The Principal-Portfolio Manager shall conduct pre-clearance of transactions by the Chief Executive Officer or in the absence of the Chief Executive Officer.

         D.       REVIEW BY SKYLINE FUNDS BOARD
                  -----------------------------

                  The officers of Skyline Funds shall prepare an Annual Issues and Certification Report to the board of trustees of Skyline Funds that:

                  (i) summarizes existing procedures under the Code concerning personal investing and any changes in those procedures during the past year;

                  (ii) describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code (including the Code's reporting requirements) and sanctions imposed;

                  (iii) certifies to the board of trustees that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons and Independent Trustees from violating the Code; and

                  (iv) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

         E.       CERTIFICATE OF COMPLIANCE
                  -------------------------

                  Each Access Person and Independent Trustee is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. Each Access Person who has not engaged in any personal Securities

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


                  transactions during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

VI.      SANCTIONS
         ---------

         A.       FORMS OF SANCTION.
                  ------------------

                  Any Access Person who is determined to have violated any provision of this Code shall be subject to sanctions, which may include any one or more of the following: censure, suspension without pay, termination of employment or disgorgement of any profits realized on transactions in violation of this Code.

         B.       PROCEDURES.
                  -----------

                  If the Designated Officer finds that a material violation has occurred, he or she shall report the violation and the suggested corrective action and sanctions to the Chief Executive Officer of the Adviser, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate. If a Securities transaction of the Designated Officer is under consideration, the Chief Executive Officer shall act in all respects in the manner prescribed herein for the Designated Officer. If a Securities transaction of the Chief Executive Officer is under consideration, an officer of the Adviser, other than the Chief Executive Officer, shall act in all respects in the manner prescribed herein for the Chief Executive Officer.

VII.     MISCELLANEOUS PROVISIONS
         ------------------------

         A.       RECORDS.
                  --------

                  The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Investment Company Act of 1940 and shall be available for examination by representatives of the Securities and Exchange Commission:

                  (i) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;


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


                  (iii) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  (iv) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in a easily accessible place; and

                  (v) Records evidencing prior approval of, and the rationale supporting, an acquisition by an Access Person of Securities in a private placement.

         B.       CONFIDENTIALITY.
                  ----------------

                  All reports of Securities transactions and any other information filed with the Adviser or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

         C.       ADVERTISING MATERIAL.
                  ---------------------

                  (i) For the purposes of this section, the term "advertisement" shall include any notice, circular, letter or other written or taped or electronic communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, sent by the Adviser to any person, other than an employee of the Adviser, in any way relating to the sales, marketing or promotion of the investment advisory services offered by the Adviser.

                  (ii) The Designated Officer shall review any advertisement prior to the time it is provided to any person, other than an employee of the Adviser.

                  (iii) Each advertisement shall include the date on which it is first used.

                  (iv) The Designated Officer shall keep a log of when each advertisement is used and to whom each advertisement is sent.

                  (v) Any advertisement that includes performance data for any program offered by the Adviser shall include the actual performance data of all appropriate client's composite, together with appropriate disclosure as to the make-up of the composite in that program as of the most recently available calendar quarter.

                  (vi) The payment of any cash or non-cash compensation to any person, other than an employee of the Adviser, shall comply with Rule 206(4)-3, promulgated under the Investment Advisers Act of 1940, as amended, and with the provisions of the rule proposed by the National Association of Securities Dealers, Inc. in its notice to Members 94-67 (August 22, 1994), as the same may be adopted and amended from time to time.

         D.       INTERPRETATION OF PROVISIONS.
                  -----------------------------

                  A Committee consisting of each Principal of the Adviser and the Chief Administrative Officer of the Adviser may from time to time adopt such interpretation of this Code as it may deem appropriate.

         E.       EFFECT OF VIOLATION OF THIS CODE.
                  ---------------------------------

                  In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a PER SE unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

                                                                   Appendix A to
                                                                  Code of Ethics
                                                                  --------------

                         SKYLINE ASSET MANAGEMENT, L.P.
                                       AND
                                  SKYLINE FUNDS
                                 CODE OF ETHICS


                        EXAMPLES OF BENEFICIAL OWNERSHIP


     The Code of Ethics relates to the purchase or sale of securities of which an officer or trustee has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control.

EXAMPLES OF BENEFICIAL OWNERSHIP
--------------------------------

     What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

     (a) by you for your own benefit, whether bearer, registered in your own name, or otherwise;

     (b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

     (c)  for your account by pledgees;

     (d)  by a trust in which you have an income or remainder interest.
          Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

     (e) by you as trustee or co-trustee, where either of you or members of your immediate family, i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

     (f) by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     (g)  by any partnership in which you are a partner;

     (h) by a personal holding company controlled by you alone or jointly with others;

     (i)  in the name of your spouse unless legally separated;

     (j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

     (k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership;

     (l) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership as described in (k) just above), if you can vest or revest title in yourself.

                                                                   Appendix B to
                                                                  Code of Ethics
                                                                  --------------

Section. 270.17J-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY
PERSONNEL.

(a)      DEFINITIONS.  For purposes of this section:

         (1)      ACCESS PERSON means:

                  (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

                           (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term ACCESS PERSON means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                           (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

                  (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

         (2) ADVISORY PERSON of a Fund or of a Fund's investment adviser means:

                  (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         (3) CONTROL has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

         (4) COVERED SECURITY means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

                  (i) Direct obligations of the Government of the United States;

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii)    Shares issued by open-end Funds.

                  (5) FUND means an investment company registered under the Investment Company Act.

                  (6) An INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

                  (7) INVESTMENT PERSONNEL of a Fund or of a Fund's investment adviser means:

                           (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                           (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

                  (8) A LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506]
                            under the Securities Act of 1933.

                  (9) PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a Covered Security.

                  (10)      SECURITY HELD OR TO BE ACQUIRED by a Fund means:

                            (i) Any Covered Security which, within the most recent 15 days:

                                    (A)     Is or has been held by the Fund; or

                                    (B)     Is being or has been  considered
                                            by the  Fund or its  investment
                                            adviser  for purchase by the Fund;
                                            and

                           (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) UNLAWFUL ACTIONS. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         (1)      To employ any device, scheme or artifice to defraud the Fund;

         (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         (4) To engage in any manipulative practice with respect to the Fund.

(c)      CODE OF ETHICS.

         (1)      ADOPTION AND APPROVAL OF CODE OF ETHICS.

                  (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

                  (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

                  (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph
                           (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph
                           (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

         (2)      ADMINISTRATION OF CODE OF ETHICS.

                  (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

                  (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                           (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                           (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

         (3) EXCEPTION FOR PRINCIPAL UNDERWRITERS. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

                  (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

                  (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)      REPORTING REQUIREMENTS OF ACCESS PERSONS.

         (1) REPORTS REQUIRED. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

                  (i) INITIAL HOLDINGS REPORTS. No later than 10 days after the person becomes an Access Person, the following information:

                           (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                           (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (C) The date that the report is submitted by the Access Person.

                  (ii) QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of a calendar quarter, the following information:

                           (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    (1)     The date of the transaction, the
                                            title, the interest rate and
                                            maturity date (if applicable), the
                                            number of shares and the principal
                                            amount of each Covered Security
                                            involved;

                                    (2)     The nature of the transaction (I.E.,
                                            purchase, sale or any other type of
                                            acquisition or disposition);

                                    (3)     The price of the Covered Security
                                            at which the transaction was
                                            effected;

                                    (4)     The name of the broker, dealer or
                                            bank with or through which the
                                            transaction was effected; and

                                    (5)     The date that the report is
                                            submitted by the Access Person.

                           (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                    (1)     The name of the broker,  dealer or
                                            bank with whom the Access Person
                                            established the account;

                                    (2)     The date the account was
                                            established; and

                                    (3)     The date that the report is
                                            submitted by the Access Person.

                  (iii) ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                           (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                           (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           (C) The date that the report is submitted by the Access Person.

         (2)      EXCEPTIONS FROM REPORTING REQUIREMENTS.

                  (i)      A person need not make a report under paragraph
                           (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                  (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who
                           would be required to make a report solely by reason of being a Fund director, need not make:

                           (A)      An initial holdings report under paragraph
                                    (d)(1)(i) of this section and an annual
                                    holdings report under paragraph (d)(1)(iii) of this section; and

                           (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

                  (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

                           (A)      The principal underwriter is not an
                                    affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                           (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

                  (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Sections 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

                  (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph
                           (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

         (3) REVIEW OF REPORTS. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

         (4) NOTIFICATION OF REPORTING OBLIGATION. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

         (5) BENEFICIAL OWNERSHIP. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under Section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)      RECORDKEEPING REQUIREMENTS.

         (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                  (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

                  (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph
                           (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                  (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

                  (E)      A copy of each report required by paragraph
                           (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
           FOR EMPLOYEES AND OFFICERS OF THE ADVISER AND SKYLINE FUNDS

     CODE OF ETHICS. Skyline Asset Management, L.P. ("Skyline") and Skyline Funds have adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by Skyline personnel. A copy of the Code is attached to this letter. As a condition of your continued employment with Skyline and the retention of your position, if any, as an officer of Skyline, you are required to read, understand and abide by the Code.

     COMPLIANCE PROGRAM. The Code and Policy require that all personnel furnish to Skyline's Designated Officer the names and addresses of any firm with which you have any investment account. You are also required to furnish to Skyline's Designated Officer copies of your monthly or quarterly account statements, or other documents, showing all purchases or sales of Securities in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish a report of your personal Securities holdings within 10 days of commencement of your employment with Skyline and annually thereafter. These requirements apply to any investment account, such as an account at a brokerage house, trust account at a bank, custodial account or similar types of accounts.

     Skyline's compliance program also requires that you report any contact with any Securities issuer, government or its personnel, or others, that, in the usual course of business, might involve material non-public financial information. The Policy requires that you bring to the attention of the Designated Officer any information you receive from any source which might be material non-public information.

     Any questions concerning the Code should be directed to Skyline's Designated Officer.

-------------------------------------------------------------------------------

         I affirm that I have read and understand the Code of Ethics ("Code"). I agree to the terms and conditions set forth in the Code.



-------------------------                                ------------------
        Signature                                              Date

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                    FOR INDEPENDENT TRUSTEES OF SKYLINE FUNDS

     CODE OF ETHICS. Skyline Asset Management, L.P. ("Skyline") and Skyline Funds have adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by Skyline personnel. A copy of the Code is attached to this letter. As a condition of the retention of your position, if any, as a trustee of Skyline, you are required to read, understand and abide by the Code.

     Any questions concerning the Code should be directed to Skyline's Designated Officer.

--------------------------------------------------------------------------------

     I affirm that I have read and understand the Code of Ethics ("Code"). I agree to the terms and conditions set forth in the Code.




-------------------------                                ------------------
        Signature                                              Date

                        ANNUAL AFFIRMATION OF COMPLIANCE

I affirm that:


         1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics ("Code").

         2. I have provided to the firm's Designated Officer the names and addresses of each investment account that I have with any firm, including, but not limited to, broker-dealers, banks and others. (List of known accounts attached.)

         3. I have provided to the Designated Officer of the firm copies of account statements showing each and every transaction in any Security in which I have a beneficial interest, as defined in the Code during the most recently-ended calendar year

                  or

                  During the most recent calendar year there were no transactions in any Security in which I had a beneficial interest required to be reported pursuant to the Code.

         4. I have provided to the Designated Officer a report of my personal Securities holdings as of the end of the most recent calendar year, including the title, number of shares and principal amount of each Security in which I have any direct or indirect beneficial ownership.




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        Signature                                              Date